Effective June 26, 2013 the
Companys American Depositary Share
(ADS) ratio changed from Each American
Depositary Share representing .01
deposited shares (100: 1) to Each
Depositary Share representing one
deposited share (1:1).



Exhibit A to Deposit Agreement




_________________________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
..01 deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK
OF
FULLCAST CO., LTD.
(INCORPORATED UNDER THE
LAWS OF JAPAN)

      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited shares of common
stock (herein called Shares) of Fullcast Co.,
Ltd. incorporated under the laws of Japan
(herein called the Company). At the date hereof, each American Depositary Share represents .01 Shares which are either deposited or subject to deposit under the deposit agreement at the Tokyo office of The Bank of Tokyo Mitsubishi (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of June 8, 2005 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and holders from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  For the
avoidance of doubt, the term holders shall
include each person owning from time to
time any beneficial or other interest in the
American Depositary Shares evidenced by
any Receipt.  The Deposit Agreement sets
forth the rights of Owners and holders of
the Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the deliverable portion
(as defined in Article (3) hereof) of the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt
may be split into other such Receipts, or may
be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
      Upon surrender of a Receipt or
Receipts by an Owner to the Depositary, as
a result of, and to the extent required by, the
operation of applicable provisions of the
Japanese Commercial Code or any other
Japanese law, the Depositary will effect
delivery to such Owner of only that portion
of Shares (and any other Deposited
Securities relating to such Shares)
comprising a Share or an integral multiple
thereof or, if and as long as the unit share
system is applicable to the Shares, a Unit or
an integral multiple thereof (the deliverable
portion of such Receipt or Receipts).  For
the purpose of the foregoing sentence, the
deliverable portion shall be determined on
the basis of the aggregate number of Shares
represented by the entire amount of
American Depositary Shares evidenced by
the Receipt or Receipts surrendered by the
same Owner at the same time.  The
Depositary will promptly advise such Owner
as to the amount of Shares and Deposited
Securities, if any, represented by the
nondeliverable portion of such Receipt or
Receipts and shall deliver to such Owner a
new Receipt evidencing such nondeliverable
portion.  In addition, the Depositary shall
notify such Owner of the additional amount
of American Depositary Shares which such
Owner would be required to surrender in
order for the Depositary to effect delivery of
all the Shares and Deposited Securities
represented by the American Depositary
Shares of such Owner.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares are not
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      The Depositary shall not accept
Shares for deposit to the extent that, after
giving effect to a deposit, the total number
of Shares on deposit under the Deposit
Agreement would exceed the Facility
Ceiling. Facility Ceiling means a number of
Shares, expressed as a number, of which the
Depositary has received written notice from
the Company. The Company may establish a
Facility Ceiling that is reasonably necessary
to avoid ownership of Shares by
nonJapanese persons in excess of any limit
that is imposed by applicable law or the
Articles of Incorporation of the Company.
The Company shall notify the Depositary in
writing if the existing Facility Ceiling is no
longer reasonably necessary as provided in
the preceding sentence and shall notify the
Depositary as promptly as practical of that
action. The Depositary may rely upon the
most recent written notice it received from
the Company regarding the Facility Ceiling.
      Any person presenting Shares for
deposit or any Owner or holder of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, proof of identity of any
person who has legal or beneficial interest in
the Receipt and the nature of such interest or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
require by written request to the Depositary.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence reasonably satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
Japan which is then performing the function
of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock split under the
Japanese Commercial Code, which means
any kind of stock split in relation to the
Shares, including a subdivision of, dividend
in, or free distributions of Shares declared
by the Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, and (8) any other charge payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (PreRelease). The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased. The
Depositary may receive Receipts in lieu of
Shares in satisfactory of a PreRelease. Each
PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
PreReleasee) that the PreReleasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such PreRelease, (b) at all
times fully collateralized with cash, U.S.
government securities or such other collateral
as the Depositary determines, in good faith,
will provide substantially similar liquidity
and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate. The
number of Shares not deposited but
represented by American Depositary Shares
which are outstanding at any time as a result
of PreReleases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Company, change such limit
with respect to PreRelease transactions to be
entered into hereunder with any particular
PreRelease on a casebycase basis as the
Depositary deems appropriate. For the
purposes of enabling the Depositary to fulfill
its obligations to the Owners under the
Deposit Agreement, the collateral referred to
in clause (b) above shall be held by the
Depositary as security for the performance
of the PreReleasees obligations to the
Depositary in connection with a PreRelease
transaction, including the PreReleasees
obligation to deliver Shares or Receipts upon
termination of a PreRelease transaction (and
shall not, for the avoidance of doubt,
constitute Deposited Securities herunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the
case of a negotiable instrument under the
laws of the State of New York; provided,
however, that the Company and the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.  Neither the Company
nor the Depositary shall have any obligation
or be subject to any liability under the
Deposit Agreement to any holder of a
Receipt unless such holder is the Owner
thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any rules or regulations
of the Commission.  Section 4.9 and Section
5.6 of the Deposit Agreement do not create
the obligation of the Company to translate
such notices, reports and proxy soliciting
materials into English any more than
required pursuant to such rules or regulations
of the Commission.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert or cause to be
converted such dividend or distribution into
Dollars and shall distribute the amount thus
received (net of the fees and expenses of the
Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided,
however, that in the event that the Company
or the Depositary shall be required to
withhold and does withhold from such cash
dividend or such other cash distribution in
respect of any Deposited Securities an
amount on account of taxes or other
government charges, the amount distributed
to the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by it
to be distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash
pursuant to Section 4.1 of the Deposit
Agreement.
      If any distribution upon any
Deposited Securities consists of a stock split
under the Japanese Commercial Code
referred to in Article (7) hereof, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such stock split, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions by public or
private sale (or, if such sale is not possible
with respect to any portion of such Shares
which is less than a full Share, or a full Unit,
as the case may be, by sale of portion to the
Company in accordance with the applicable
provisions of the Japanese Commercial Code
and any other Japanese law) and distribute
the net proceeds, all in the manner and
subject to the conditions set forth in the
Deposit Agreement.  If additional Receipts
are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
            The Company or its agent
shall remit to appropriate governmental
authorities and agencies in Japan all
amounts, if any, withheld and owing to such
authorities and agencies by the Company.
The Depositary or its agent shall remit to
appropriate governmental authorities and
agencies in the United States all amounts, if
any, withheld and owing to such authorities
and agencies by the Depositary.
            The Depositary shall forward
to the Company or its agent such
information from its records as the Company
may reasonably request in writing to enable
the Company or its agent to file necessary
reports with governmental agencies.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments evidencing
rights which entitle the holders thereof to
such Dollars, then to the holders of such
warrants and/or instruments  upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file; as promptly as
practicable, such application for approval or
license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions
on sale, deposit, cancellation and transfer
under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provide that
nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any stock split under the Japanese
Commercial Code referred to in Article (7),
or any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date shall be as
close as practicable to the record date fixed
by the Company, (a) for the determination
of the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution, the additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
amount of Shares receivables as a result of
such stock split or rights or the net proceeds
of the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form and
content of which notice shall be in the sole
discretion of the Company and the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the Articles of Incorporation of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request. So long as under
Japanese law votes may only be cast in
respect of one or more whole Units of
Shares, (i) the same instructions received
from Owners shall be aggregated and the
Depositary shall endeavor insofar as is
practicable to vote or cause to be voted the
number of whole Units in respect of which
such instructions as so aggregated have been
received, in accordance with such
instructions, and (ii) such Owners
acknowledge and agree that, if the
Depositary has received the same
instructions any portion of which, after
aggregation of all such instructions,
constitutes instructions with respect to less
than a whole Unit of Shares, the Depositary
will be unable to vote or cause to be voted
the Shares to which such portion of the
instructions applies. The Depositary shall not
vote or attempt to exercise the right to vote
that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions. The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions. If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information
as promptly as practicable in writing) that (x)
the Company does not wish such proxy
given, (y) substantial opposition exists or (z)
such matter materially and adversely affects
the rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, if any, the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a stock
split under the Japanese Commercial Code
referred to in Article (7) hereof, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States, Japan or any
other country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Articles of Incorporation of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary and the Company may rely
and shall be protected in acting upon any
written notice, request, direction or other
documents believed by them to be genuine
and to have been signed or presented by the
proper party or parties.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them and
except to the extent that such liability or
expense arises out of information relating to
the Depositary or the Custodian, as
applicable, furnished in writing to the
Company and executed by the Depositary,
and not materially altered or changed by the
Company, as applicable, expressly for use in
any registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
or (ii) by the Company or any of its
directors, employees, agents and affiliates.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a PreRelease (as defined
in Section 2.9 of the Deposit Agreement) of
a Receipt or Receipts in accordance with
Section 2.9 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a PreRelease pursuant to Section
2.9 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not be the subject
of a PreRelease, or (ii) which may arise out
of any misstatement or alleged misstatement
or omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian, as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (ii) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading. No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90th days prior written
notice of such removal, which shall become
effective upon the later to occur of the (i)
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may, after consultation with the Company,
appoint substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment
and to be bound by the Deposit Agreement
as amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender
of a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement by public of private sale
(or, if such sale is not possible with respect
to any portion of such Shares which is less
than a full Unit, by sale of such portion to
the Company in accordance with the
applicable provisions of the Japanese
Commercial Code and any other Japanese
law) and may thereafter hold uninvested the
net proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or the Deposit Agreement, (ii)
consents and submits to the jurisdiction of
any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii) agrees
that service of process upon said authorized
agent shall be deemed in every respect
effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force, provided,
however, that the Company may appoint a
substitute agent after giving prior written
notice to the Depositary and receiving the
Depositarys approval (such approval not to
be unreasonably withheld).  In the event the
Company fails to continue such designation
and appointment in full force and effect, the
Company hereby waives personal service of
process upon it and consents that any such
service of process may be made by certified
or registered mail, return receipt requested,
directed to the Company at its address last
specified for notices hereunder, and service
so made shall be deemed completed five (5)
days after the same shall have been so
mailed.
24.	ADOPTION OF OR CHANGE IN
UNIT.
      The Company agrees that it shall give
notice to Owners, pursuant to the last two
sentences of the second paragraph of
Section 5.6 of the Deposit Agreement, of
any amendment to its Articles of
Incorporation adopting the unit share system
or changing the number of Shares previously
designated as a Unit at least two weeks prior
to the effectiveness of such amendment.
25.	DISCLOSURE OF OWNERSHIP.
      Notwithstanding any other provision
of the Deposit Agreement, each Owner and holder agrees to comply with requests from the Company pursuant to applicable law or the Articles of Incorporation to provide information, inter alia, as to the capacity in which such Owner or holder owns American
Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American
Depositary Shares (and Shares, as the case may be) and the nature of such interest and various other matters, whether or not they are Owners or holders at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Company and at the expense of the Company, any such written request from the Company to the Owners and to forward, as promptly as practicable, to the Company any such responses to such requests received by the Depositary. If the Company requests information from the
Depositary, as the registered holder of the Shares, the obligations of the Depositary shall be limited to disclosing to the Company the information contained in the register.
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